UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10188 Telesis Court, Ste 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

                On February 15, 2012, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), through its subsidiaries, entered into two Purchase and Sale Agreements (the “Agreements”) to sell the Company's fee and leasehold interests in its First Insurance Center property, located in Honolulu, Hawaii, to Senior Housing Properties Trust for aggregate consideration of approximately $70.5 million (including the assumption of $52 million in existing debt encumbering the property).  The completion of the sale transactions is scheduled to occur simultaneously no later than 10 business days after the consent of the lenders to the debt assumptions is received, but no later than June 30, 2012, subject to customary closing conditions.

                Other than the Agreements, there are no material relationships between the Company and Senior Housing Properties Trust.  There is no assurance that the sale transactions will be completed because the proposed sale transactions are subject to a variety of factors and contingencies, including customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:    /s/Michael C. Burer
Name:    Michael C. Burer
Title:    Chief Financial Officer

Dated: February 15, 2012